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                                                                     EXHIBIT 28B

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1994-K
                               January 12, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1994-K Supplement dated as of August 1, 1994 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the January 18, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

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     1.   The total amount of the distribution to Series 1994-K
          Certificateholders on the Payment Date per $1,000 interest.                    $           84.376

     2.   The amount of the distribution set forth in paragraph 1 above in respect of principal on the Series 1994-K Certificates, per $1,000
          interest                                                                       $           83.333

     3.   The amount of the distribution set forth in paragraph 1 above in respect of interest on the Series 1994-K Certificates, per $1,000
          interest                                                                       $            1.043

B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were allocated in respect of the Investor Certificates of all Series
                                                                                         $   740,501,718.16

     b.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Series 1994-K Certificates                         $   144,609,953.02

     c.   The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Series 1994-K Certificates, per $1,000 interest
                                                                                         $          289.220

     d.   The amount of Excess Finance Charge Collections allocated in respect
          of the Series 1994-K Certificates, if any                                      $             0.00

     e.   The amount of Excess Principal Collections allocated in respect of the
          Series 1994-K Certificates, if any                                             $             0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period with respect to the current Distribution Date (which reflects the Principal Receivables represented by the Exchangeable Seller's Certificate and by the
          Investor Certificates of all Series)                                           $15,523,329,051.29
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                                                                  Series  1994-K


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
     b.   The amount of Principal Receivables in the Trust represented by the
          Series 1994-K Certificates (the "Invested Amount") for the Due Period
          with respect to the current Distribution Date                                   $ 83,333,333.30

     c.   The Invested Percentage with respect to Finance Charge Receivables
          (including Interchange) and Defaulted Receivables for the Series 1994-
          K Certificates for the Due Period with respect to the current
          Distribution Date                                                                         0.537%

     d.   The Invested Percentage with respect to Principal Receivables for the
          Series 1994-K Certificates for the Due Period with respect to the
          current Distribution Date                                                                 3.221%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for
          the current Distribution Date                                                   $877,007,218.41

     4.   Investor Default Amount
     ----------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1994-K Certificates (the "Investor Default Amount")

          1.  Investor Default Amount                                                     $    586,138.44
          2.  Recoveries                                                                  $     47,571.28
          3.  Net Default Receivables                                                     $    538,567.16

     5.   Investor Charge-offs.
     -------------------------

     a.   The amount of the Series 1994-K Investor Charge-Offs per $1,000 interest after reimbursement of any such Series 1994-K Investor Charge-
          Offs for the Due Period with respect to the current Distribution Date
                                                                                          $          0.00

     b.   The amount attributable to Series 1994-K Investor Charge-Offs, if any, by which the principal balance of the Series 1994-K Certificates exceeds the Series 1994-K Invested Amount as of the end of the day on
          the Record Date with respect to the current Distribution Date                   $          0.00

     6.   Monthly Servicing Fee
     --------------------------
     a.   The amount of the Monthly Servicing Fee payable from available funds by the Trust to the Servicer with respect to the current Distribution
          Date                                                                            $     17,361.11

     b.   The amount of the Interchange Monthly Servicing Fee payable to the
          Servicer with respect to the current Distribution Date                          $     86,805.56

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash Collateral Account for the
          current Distribution Date (the "Withdrawal Amount")                             $          0.00
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                                                                  Series  1994-K


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
     b.   The amount available to be withdrawn from the Cash Collateral Account
          (the Available Cash Collateral Amount) as of the end of the day on the
          current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made in respect of the preceding Due
          Period.                                                                         $12,083,333.33

     c.   The Available Cash Collateral Amount as computed in 7.b. as a percentage of the Invested Amount of the Series 1994-K Certificates as
          of such Due Period.                                                                     14.500%


C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of the Class A Invested
          Amount on the last day of the month ending on the Record Date adjusted for Series 1994-K Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the
          Series 1994-K Initial Invested Amount). The amount of a Series 1994-K
          Certificateholder's pro rata share of the Series 1994-K Invested
          Amount can be determined by multiplying the original denomination of
          the holder's Series 1994-K Certificate by the Pool Factor                           8.33333333%

D.   Deficit Controlled Amortization Amount
-------------------------------------------
     1.   The Deficit Controlled Amortization Amount for the preceding Due
          Period                                                                          $         0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                   First USA Bank, N.A.
                                   Servicer



                                   By:    /s/ Tracie Klein
                                          ------------------------
                                              TRACIE KLEIN
                                   Title:     FIRST VICE PRESIDENT